Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) dated as of December 17, 2012, among Pentair, Inc., a Minnesota corporation (the “Company”), Pentair Ltd., a corporation limited by shares organized under the laws of Switzerland (“Parent Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company and the Trustee have heretofore executed and delivered a senior indenture (the “Base Indenture”), dated as of May 2, 2011, providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series, supplemented by the first supplemental indenture (the “First Supplemental Indenture”), dated as of May 9, 2011, among the Company, the guarantors listed on the signature pages thereto and the Trustee, providing for the issuance of an aggregate principal amount of up to $500,000,000 of 5.000% Senior Notes due 2021 (the “Notes”), by the second supplemental indenture (the “Second Supplemental Indenture”), dated as of October 31, 2011, among the Company, the guaranteeing subsidiaries listed on the signature pages thereto and the Trustee, providing for the guarantee of all of the Company’s Obligations under the Notes and the Indenture by the guaranteeing subsidiaries, and by the third supplemental indenture (the “Third Supplemental Indenture” and, collectively with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of October 1, 2012, among the Company, Parent Guarantor and the Trustee;

WHEREAS, pursuant to Section 10.3(b)(4) of the Base Indenture, all guarantors of the Notes other than the Parent Guarantor were unconditionally released and discharged from all obligations under the Indenture and the guarantees thereunder on September 28, 2012;

WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, Parent Guarantor and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in principal amount of the outstanding Notes;

WHEREAS, Pentair Finance S.A., a Luxembourg public limited liability company (société anonyme) with registered office at 26, Boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 166305 (“Pentair Finance”), has made an exchange offer providing for the exchange of newly-issued notes of Pentair Finance for the Notes (the “Exchange Offer”);

WHEREAS, in connection with the Exchange Offer, the Company seeks to obtain the consent of the Holders of a majority in principal amount of the outstanding Notes to amend the Indenture as set forth herein; and

WHEREAS, subject to the consent of the Holders of a majority in principal amount of the outstanding Notes, this Fourth Supplemental Indenture and the amendments set forth herein will be authorized pursuant to Section 9.2 of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Parent Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized definitional terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendments. With respect to all outstanding Notes:

(a) Sections 3.2, 6.1(5) and 6.1(7) of the Base Indenture and Sections 5.01 and 5.02 of the First Supplemental Indenture are hereby deleted (including any references to such sections included elsewhere in the Base Indenture), and each of the Company and Parent Guarantor is hereby released from its obligations thereunder;

(b) Any failure by the Company or Parent Guarantor to comply with the terms of any of the foregoing Sections of the Indenture (whether before or after the execution of this Fourth Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequences under the Indenture; and

(c) All terms defined or listed in Section 1.1 or Section 1.2 of the Base Indenture or Section 1.01 or Section 1.02 of the First Supplemental Indenture that appear only in the sections of the Indenture deleted by this Fourth Supplemental Indenture are hereby deleted.

For the avoidance of doubt, the rights of the Holders of the Notes are modified by this Fourth Supplemental Indenture, the provisions of which shall be controlling in the event of any conflict between such provisions and any provisions set forth in the Notes.

3. Effectiveness. This Fourth Supplemental Indenture shall become effective and the amendments and other changes to the Indenture contemplated hereby shall become operative with respect to the Notes at the close of business on the day the Exchange Offer is consummated (which shall be the day that the execution, authentication and delivery of newly-issued notes of Pentair Finance are exchanged for the Notes), and shall be subject to the condition precedent that the Company has received consents sufficient to amend the Indenture pursuant to the terms of Section 9.2 thereof in connection with the Exchange Offer and that such consents have not been revoked before the expiration of the Exchange Offer solely pursuant to the terms of the Exchange Offer.

4. Ratification of Indenture; Fourth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to (i) the validity or sufficiency of this Fourth Supplemental Indenture or of the Notes, (ii) the proper authorization hereof by Parent Guarantor and the Company by action or otherwise, (iii) the due execution hereof by Parent Guarantor and the Company or (iv) the consequences of any amendment herein provided for.

9. Enforceability. Each of the Company and Parent Guarantor hereby represents and warrants that this Fourth Supplemental Indenture is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

Pentair, Inc.

By:	/s/ Michael G. Meyer
Name: Michael G. Meyer
Title: Vice President, Treasury and Tax

PARENT GUARANTOR:

Pentair Ltd.

By:	/s/ Michael G. Meyer
Name: Michael G. Meyer
Title: Vice President, Treasury and Tax

By:	/s/ Angela D. Lageson
Name: Angela D. Lageson
Title: Senior Vice President, General Counsel and Secretary

Fourth Supplemental Indenture

(Pentair, Inc.)

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TRUSTEE:

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

Fourth Supplemental Indenture

(Pentair, Inc.)

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